Exhibit 99.1

Motorola Solutions Reports Third-Quarter Results

Record Third Quarter in Sales and Operating Earnings

•	Sales of $2.1 billion, up 10 percent from third-quarter 2010

•	Government sales of $1.4 billion, up 9 percent from third-quarter 2010

•	Enterprise sales of $726 million, up 13 percent from third-quarter 2010

•	Cash flow from continuing operations during the quarter of $477 million and ended the quarter with total cash* of $6.3 billion

•	Repurchased $744 million of shares in the quarter

(In millions, except earnings per share)	Q3 2011	Q3 2010	Change
Total sales	$2,105	$1,908	10%
GAAP operating earnings	$253	$211	20%
Non-GAAP operating earnings	$358	$289	24%
GAAP EPS from continuing operations**	$0.45	($0.04)	—
Non-GAAP*** EPS from continuing operations**	$0.65	$0.54	20%

Click here for printable press release and financial tables.

SCHAUMBURG, Ill. – Oct. 27, 2011 – Motorola Solutions, Inc. (NYSE: MSI) announced today its third-quarter 2011 results highlighted by sales of $2.1 billion, up 10 percent from the third quarter of 2010 and driven by solid demand in all regions across both its Government and Enterprise segments.

“Our customers continue to invest in solutions that increase revenues and improve operating efficiency,” said Greg Brown, chairman and CEO of Motorola Solutions. “In addition to our robust growth this quarter, we returned significant capital to shareholders. We repurchased $744 million of stock, initiated our dividend and generated very strong operating cash flow.”

GAAP operating earnings in the third quarter of 2011 were $253 million or 12 percent of sales, compared to $211 million or 11 percent of sales in the third quarter of 2010. GAAP earnings per share from continuing operations** were $0.45, compared to a GAAP loss of $0.04 in the third quarter of 2010.

Non-GAAP*** operating earnings in the third quarter of 2011 were $358 million or 17 percent of sales, compared to $289 million or 15 percent of sales in the third quarter of 2010. Non-GAAP earnings per share from continuing operations were $0.65, compared to $0.54 in the third quarter of 2010. Non-GAAP financial information excludes after-tax benefits of approximately $0.20 per diluted share related to stock-based compensation expense, intangible assets amortization expense and highlighted items. Details on these Non-GAAP adjustments and the use of Non-GAAP measures are included later in this press release.

During the third quarter of 2011, the company generated $477 million in operating cash flow from continuing operations. The company ended the quarter with total cash* of $6.3 billion while returning $744 million to shareholders through share repurchases during the quarter.

Government segment sales were $1.4 billion, up 9 percent from the year-ago quarter. GAAP operating earnings were $185 million or 13 percent of sales compared to $159 million or 13 percent of sales in the year-ago quarter. Non-GAAP operating earnings were $223 million or 16 percent of sales compared to $175 million or 14 percent of sales in the year-ago quarter.

Government highlights:

•

Secured multi-million dollar public safety contracts with Jefferson County 911 Dispatch in Missouri; Morris County in New Jersey; the city of Cleveland; the state of Hessen, Germany; the National Police of Colombia; the Public Safety State Council of Jalisco, Mexico; and Shangdong Police in China

•	Renewed a $95 million managed services and support agreement with Airwave for its UK TETRA network, the largest TETRA network in the world with 250,000 subscribers and nationwide coverage

•	Shipped one millionth MOTOTRBO™ digital two-way radio, the first digital radio in the professional market that Motorola Solutions introduced in 2007

•

Continued to demonstrate leadership in public safety LTE with an agreement to help the Brazilian Army test 4G LTE technologies for mobile broadband applications for public security operating in the 700MHz frequency range; also released first devices for LTE, a vehicle modem and a USB modem, which allow public safety personnel to access a Band Class 14 Public Safety LTE network

Enterprise segment sales were $726 million, up 13 percent from the year-ago quarter. GAAP operating earnings were $68 million or 9 percent of sales compared to $52 million or 8 percent of sales in the year-ago quarter. Non-GAAP operating earnings were $135 million or 19 percent of sales compared to $114 million or 18 percent of sales in the year-ago quarter.

Enterprise highlights:

•

Continued strong mobile computing growth in Europe with awards from customers such as Posten Logistik Group in Sweden, DHL Express in France, GDF Suez in France and Jumbo Supermarkets in the Netherlands

•

Completed the acquisition of Rhomobile, a mobile application development platform company, which reinforces Motorola Solutions’ commitment to enable its partner communities to deliver rich, highly tailored applications across multiple operating system environments that will help customers mobilize and connect across devices today and in the future

•	Secured a significant managed services win with Sears, and a WLAN contract that includes deployment and maintenance services with Raley’s grocery stores in western United States

•	Announced the sale of point-to-point (Orthogon) and point-to-multipoint (Canopy) businesses to Vector Capital

Results from Discontinued Operations

The third-quarter net loss from discontinued operations was $24 million, which substantially relates to an after-tax charge for an expected purchase price adjustment associated with the sale of the company’s Networks business in the second quarter of 2011.

Fourth-Quarter and Full-Year 2011 Outlook

The company has raised its expected full-year revenue outlook to approximately 7 percent growth with operating earnings of approximately 16.5 percent of sales. Fourth-quarter sales are expected to grow between 2 and 3 percent compared with the fourth quarter of 2010 and approximately 7 percent compared with the third quarter of 2011. Earnings per share from continuing operations are expected to be $0.78 to $0.83. This outlook excludes stock-based compensation expense, intangible assets amortization expense and charges associated with items of the variety typically highlighted by the company in its quarterly earnings releases.

Consolidated GAAP Results

A comparison of results from operations is as follows:

	Third Quarter
(In millions, except per share amounts)	2011	2010
Net sales	$2,105	$1,908
Gross margin	1,060	964
Operating earnings	253	211
Earnings from continuing operations**	152	(13)
Net earnings **	128	110

Diluted earnings per common share from continuing operations: **	$0.45	$(0.04)

Weighted average diluted common shares outstanding	339.5	334.1

Highlighted Items, Stock-Based Compensation Expense and Intangible Assets Amortization Expense

The table below includes highlighted items, stock-based compensation expense and intangible assets amortization expense for the third quarter of 2011.

(per diluted common share)	Third Quarter 2011

GAAP Earnings per Common Share from Continuing Operations	$0.45

Highlighted Items:
Reorganization of business charges	0.02

Total Highlighted Items	0.02

Stock-based compensation expense	0.09
Intangible assets amortization expense	0.09

Stock-Based Compensation Expense and Intangible Assets Amortization Expense	0.18

Total Non-GAAP Adjustments	0.20

Non-GAAP Earnings per Common Share	$0.65

Conference Call and Webcast

Motorola Solutions will host its quarterly conference call beginning at 7 a.m. U.S. Central Daylight Time (8 a.m. U.S. Eastern Daylight Time) on Thursday, Oct. 27. The conference call will be webcast live with audio and slides at www.motorolasolutions.com/investor.

Use of Non-GAAP Financial Information

In addition to the GAAP results included in this presentation, Motorola Solutions also has included non-GAAP measurements of results. We have provided these non-GAAP measurements to help investors better understand our core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to our competitors. Among other things, management uses these operating results, excluding the identified items, to evaluate performance of the businesses and to evaluate results relative to certain incentive compensation targets. Management uses operating results excluding these items because it believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the company compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP.

Highlighted items: The company has excluded the effects of highlighted items (and any reversals of highlighted items recorded in prior periods) from its non-GAAP operating expenses and net income measurements because the company believes that these historical items do not reflect expected future operating earnings or expenses and do not contribute to a meaningful evaluation of the company’s current operating performance or comparisons to the company’s past operating performance.

Stock-based compensation expense: The company has excluded stock-based compensation expense from its non-GAAP operating expenses and net income measurements. Although stock-based compensation is a key incentive offered to our employees and the company believes such compensation contributed to the revenue earned during the periods presented and also believes it will contribute to the generation of future period revenues, the company continues to evaluate its performance excluding stock-based compensation expense primarily because it represents a significant non-cash expense. Stock-based compensation expense will recur in future periods.

Intangible assets amortization expense: The company has excluded intangible assets amortization expense from its non-GAAP operating expenses and net income measurements, primarily because it represents a significant non-cash expense and because the company evaluates its performance excluding intangible assets amortization expense. Amortization of intangible assets is consistent in amount and frequency but is significantly affected by the timing and size of the company’s acquisitions. Investors should note that the use of intangible assets contributed to the company’s revenues earned during the periods presented and will contribute to the company’s future period revenues as well. Intangible assets amortization expense will recur in future periods.

Details of the above items and reconciliations of the non-GAAP measurements to the corresponding GAAP measurements can be found at the end of this press release.

Business Risks

This press release contains “forward-looking statements” within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. We can give no assurance that any future results or events discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. Such forward-looking statements include, but are not limited to, the timing and ability to repurchase shares under the share repurchase program, our ability to pay future dividends, and Motorola Solutions’ financial outlook for the fourth quarter and full year of 2011. Motorola Solutions cautions the reader that the risk factors below, as well as those on pages 12 through 25 in Item 1A of Motorola Solutions, Inc.’s 2010 Annual Report on Form 10-K, on page 46 in Item 1A of Motorola Solutions, Inc.’s First Quarter Quarterly Report on Form 10-Q, and in its other SEC filings available for free on the SEC’s website at www.sec.gov and on Motorola Solutions’ website at www.motorolasolutions.com, could cause Motorola Solutions’ actual results to differ materially from those estimated or predicted in the forward-looking statements. Many of these risks and uncertainties cannot be controlled by Motorola Solutions and factors that may impact forward-looking statements include, but are not limited to: (1) possible negative effects on the company’s business operations, financial performance or assets as a result of the separation into two independent, publicly traded companies, which may include: (i) diminished purchasing leverage and increased exposure to market fluctuations as a result of being a smaller, more focused company, (ii) ongoing obligations relating to certain debt and pension liabilities and certain corporate litigation matters retained by Motorola Solutions after the separation, and (iii) the ownership of certain logos, trademarks, trade names and service marks including “MOTOROLA” by Motorola Mobility Holdings, Inc.; (2) the economic outlook for the government and enterprise communications industries; (3) the level of demand for the company’s products, particularly if businesses and governments defer purchases in response to tighter credit; (4) the company’s ability to introduce new products and technologies in a timely manner; (5) unexpected negative consequences from the company’s restructuring and cost reduction activities; (6) negative impact on the company’s business from global economic conditions, which may include: (i) the inability of customers to obtain financing for purchases of the company’s products; (ii) the viability of the company’s suppliers that may no longer have access to necessary financing; (iii) changes in the value of investments held by the company’s pension plan and other defined benefit plans; (iv) fair and/or actual value of the company’s debt and equity investments differing significantly from the fair values currently assigned to them; (v) counterparty failures negatively impacting the company’s financial position; and (vi) difficulties or increased costs for the company in obtaining financing; (7) the company’s ability to purchase sufficient materials, parts and components to meet customer demand, particularly in light of global economic conditions and the flooding that is currently occurring in Thailand; (8) risks related to dependence on certain key suppliers; (9) the impact on the company’s performance and financial results from strategic acquisitions or divestitures, including those that may occur in the future; (10) risks related to the company’s manufacturing and business operations in foreign countries; (11) the creditworthiness of the company’s customers and distributors, particularly purchasers of large infrastructure systems; (12) risks related to the fact that certain customers require that the company build, own and operate their systems, often over a multi-year period; (13) variability in income received from licensing the company’s intellectual property to others, as well as expenses incurred when the company licenses intellectual property from others; (14) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (15) the impact of foreign currency fluctuations, including the negative impact of a strengthening U.S. dollar on the company when competing for business in foreign markets; (16) the impact of the increased percentage of cash and cash equivalents held outside of the United States; (17) the ability of the company to repurchase shares under its repurchase program due to possible adverse market conditions or adverse impacts on the company’s cash flow; (18) the impact of changes in governmental policies, laws or regulations; (19) the outcome of currently ongoing and future tax matters; and (20) negative consequences from the company’s outsourcing of various activities, including certain manufacturing, information technology and administrative functions. Motorola Solutions undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

Definitions

*	Total cash = Cash and cash equivalents + Sigma Fund (current and non-current) and short-term investments
**	Amounts attributable to Motorola Solutions, Inc. common stockholders
***	Non-GAAP financial information excludes from GAAP results the effects of stock-based compensation expense, intangible assets amortization expense and highlighted items

About Motorola Solutions

Motorola Solutions is a leading provider of mission-critical communication solutions and services for enterprise and government customers. Through leading-edge innovation and communications technology, it is a global leader that enables its customers to be their best in the moments that matter. Motorola Solutions trades on the New York Stock Exchange under the ticker “MSI.” To learn more, visit www.motorolasolutions.com. For ongoing news, please visit our media center or subscribe to our news feed.

Media Contacts

Nick Sweers

Motorola Solutions

+1 847-576-2462

nicholas.sweers@motorolasolutions.com

Tama McWhinney

Motorola Solutions

+1 847-538-1865

tama.mcwhinney@motorolasolutions.com

Investor Contacts

Shep Dunlap

Motorola Solutions

+1 847-576-6899

shep.dunlap@motorolasolutions.com

Jason Winkler

Motorola Solutions

+1 847-576-4995

jason.winkler@motorolasolutions.com

MOTOROLA, MOTOROLA SOLUTIONS and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license. All other trademarks are the property of their respective owners. ©2011 Motorola Solutions, Inc. All rights reserved.

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Three Months Ended
	October 1, 2011	October 2, 2010
Net sales from products	$1,572	$1,413
Net sales from services	533	495
Net sales	2,105	1,908
Costs of products sales	695	624
Costs of services sales	350	320
Costs of sales	1,045	944
Gross margin	1,060	964
Selling, general and administrative expenses	475	457
Research and development expenditures	272	262
Other charges (income)	10	(17)
Intangibles amortization	50	51
Operating earnings	253	211
Other income (expense):
Interest expense, net	(18)	(29)
Gain on sales of investments and businesses, net	2	4
Other	—	6
Total other income (expense)	(16)	(19)
Earnings from continuing operations before income taxes	237	192
Income tax expense	84	203
Earnings (loss) from continuing operations	153	(11)
Earnings (loss) from discontinued operations, net of tax	(24)	123
Net earnings	129	112
Less: Earnings attributable to noncontrolling interests	1	2
Net earnings attributable to Motorola Solutions, Inc.	$128	$110
Amounts attributable to Motorola Solutions, Inc. common shareholders
Earnings (loss) from continuing operations, net of tax	$152	$(13)
Earnings (loss) from discontinued operations, net of tax	(24)	123
Net earnings	$128	$110
Earnings (loss) per common share
Basic:
Continuing operations	$0.45	$(0.04)
Discontinued operations	(0.07)	0.37
	$0.38	$0.33

Diluted:
Continuing operations	$0.45	$(0.04)
Discontinued operations	(0.07)	0.37
	$0.38	$0.33
Weighted average common shares outstanding
Basic	335.4	334.1
Diluted	339.5	334.1

	Percentage of Net Sales*
Net sales from products	74.7%	74.1%
Net sales from services	25.3%	25.9%
Net sales	100%	100%
Costs of products sales	44.2%	44.2%
Costs of services sales	65.7%	64.6%
Costs of sales	49.6%	49.5%

Gross margin	50.4%	50.5%
Selling, general and administrative expenses	22.6%	24.0%
Research and development expenditures	12.9%	13.7%
Other charges (income)	0.5%	-0.9%
Intangibles amortization	2.4%	2.7%
Operating earnings	12.0%	11.1%
Other income (expense):
Interest expense, net	-0.9%	-1.5%
Gain on sales of investments and businesses, net	0.1%	0.2%
Other	0.0%	0.3%
Total other income (expense)	-0.8%	-1.0%
Earnings from continuing operations before income taxes	11.3%	10.1%
Income tax expense	4.0%	10.6%
Earnings (loss) from continuing operations	7.3%	-0.6%
Earnings (loss) from discontinued operations, net of tax	-1.1%	6.4%
Net earnings	6.1%	5.9%
Less: Earnings attributable to noncontrolling interests	0.0%	0.1%
Net earnings attributable to Motorola Solutions, Inc.	6.1%	5.8%

* Percentages may not add up due to rounding

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Nine Months Ended
	October 1, 2011	October 2, 2010
Net sales from products	$4,445	$4,056
Net sales from services	1,524	1,442
Net sales	5,969	5,498
Costs of products sales	2,001	1,833
Costs of services sales	967	928
Costs of sales	2,968	2,761
Gross margin	3,001	2,737
Selling, general and administrative expenses	1,425	1,369
Research and development expenditures	775	772
Other charges (income)	71	(33)
Intangibles amortization	150	152
Operating earnings	580	477
Other income (expense):
Interest expense, net	(59)	(97)
Gain on sales of investments and businesses, net	21	44
Other	(72)	(9)
Total other income (expense)	(110)	(62)
Earnings from continuing operations before income taxes	470	415
Income tax expense (benefit)	(91)	332
Earnings from continuing operations	561	83
Earnings from discontinued operations, net of tax	407	263
Net earnings	968	346
Less: Earnings (loss) attributable to noncontrolling interests	(6)	5
Net earnings attributable to Motorola Solutions, Inc.	$974	$341
Amounts attributable to Motorola Solutions, Inc. common shareholders
Earnings from continuing operations, net of tax	$567	$78
Earnings from discontinued operations, net of tax	407	263
Net earnings	$974	$341

Earnings per common share
Basic:
Continuing operations	$1.68	$0.23
Discontinued operations	1.21	0.80
	$2.89	$1.03
Diluted:
Continuing operations	$1.65	$0.23
Discontinued operations	1.19	0.78
	$2.84	$1.01

Weighted average common shares outstanding
Basic	337.3	332.5
Diluted	343.4	337.1

	Percentage of Net Sales*
Net sales from products	74.5%	73.8%
Net sales from services	25.5%	26.2%
Net sales	100%	100%
Costs of products sales	45.0%	45.2%
Costs of services sales	63.5%	64.4%
Costs of sales	49.7%	50.2%

Gross margin	50.3%	49.8%
Selling, general and administrative expenses	23.9%	24.9%
Research and development expenditures	13.0%	14.0%
Other charges (income)	1.2%	-0.6%
Intangibles amortization	2.5%	2.8%
Operating earnings	9.7%	8.7%
Other income (expense):
Interest expense, net	-1.0%	-1.8%
Gain on sales of investments and businesses, net	0.4%	0.8%
Other	-1.2%	-0.2%
Total other income (expense)	-1.8%	-1.1%
Earnings from continuing operations before income taxes	7.9%	7.5%
Income tax expense (benefit)	-1.5%	6.0%
Earnings from continuing operations	9.4%	1.5%
Earnings from discontinued operations, net of tax	6.8%	4.8%
Net earnings	16.2%	6.3%
Less: Earnings (loss) attributable to noncontrolling interests	-0.1%	0.1%
Net earnings attributable to Motorola Solutions, Inc.	16.3%	6.2%

* Percentages may not add up due to rounding

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	October 1, 2011	December 31, 2010
Assets
Cash and cash equivalents	$1,785	$4,208
Sigma Fund and short-term investments	4,465	4,655
Accounts receivable, net	1,535	1,547
Inventories, net	548	521
Deferred income taxes	629	871
Other current assets	743	748
Current assets held for disposition	10	4,604
Total current assets	9,715	17,154

Property, plant and equipment, net	889	922
Sigma Fund	26	70
Investments	167	172
Deferred income taxes	2,074	1,920
Goodwill	1,449	1,429
Other assets	449	734
Non-current assets held for disposition	2	3,176
Total assets	$14,771	$25,577

Liabilities and Stockholders’ Equity
Notes payable and current portion of long-term debt	$605	$605
Accounts payable	641	731
Accrued liabilities	2,911	2,574
Current liabilities held for disposition	12	4,800
Total current liabilities	4,169	8,710

Long-term debt	1,538	2,098
Other liabilities	2,906	3,045
Non-current liabilities held for disposition	—	737

Total Motorola Solutions, Inc. stockholders’ equity	6,098	10,885

Noncontrolling interests	60	102

Total liabilities and stockholders’ equity	$14,771	$25,577

Total cash*	$6,276	$8,933
Net cash**	4,133	6,230

*Total	cash = Cash and cash equivalents + Sigma Fund (current and non-current) + Short-term investments
**Net	cash = Total cash - Notes payable and current portion of long-term debt - Long-term debt

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended
	October 1, 2011	October 2, 2010
Operating
Net earnings attributable to Motorola Solutions, Inc.	$128	$110
Earnings attributable to the noncontrolling interests	1	2
Net earnings	129	112
Earnings (loss) from discontinued operations, net of tax	(24)	123
Earnings (loss) from continuing operations	153	(11)
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities:
Depreciation and amortization	92	85
Non-cash other income	(6)	(22)
Share-based compensation expense	45	39
Gain on sales of investments and businesses, net	(2)	(4)
Loss from the extinguishment of long-term debt	—	—
Deferred income taxes	40	143
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	(6)	(48)
Inventories	(26)	(54)
Other current assets	(15)	(63)
Accounts payable and accrued liabilities	107	326
Other assets and liabilities	95	(73)
Net cash provided by operating activities from continuing operations	477	318
Investing
Acquisitions and investments, net	(24)	(1)
Proceeds from sales of investments and businesses, net	(14)	(1)
Capital expenditures	(43)	(37)
Proceeds from sales of property, plant and equipment	2	—
Purchases of Sigma Fund investments, net	(41)	278
Proceeds from sales of short-term investments, net	—	17
Net cash provided by (used for) investing activities from continuing operations	(120)	256
Financing
Repayment of short-term borrowings, net	—	—
Repayment of debt	(1)	(3)
Contribution to Motorola Mobility	(75)	—
Issuance of common stock	20	84
Purchase of common stock	(744)	—
Excess tax benefits from share-based compensation	39	—
Distribution from discontinued operations	20	104
Net cash provided by (used for) financing activities from continuing operations	(741)	185
Discontinued Operations
Net cash provided by operating activities from discontinued operations	19	271
Net cash used for investing activities from discontinued operations	—	(72)
Net cash used for financing activities from discontinued operations	(20)	(104)
Effect of exchange rate changes on cash and cash equivalents from discontinued operations	1	(95)
Net cash provided by (used for) financing activities from discontinued operations	—	—
Effect of exchange rate changes on cash and cash equivalents from continuing operations	(34)	196
Net decrease in cash and cash equivalents	(418)	955
Cash and cash equivalents, beginning of period	2,203	2,893
Cash and cash equivalents, end of period	$1,785	$3,848

Financial Ratios:
Free cash flow*	$434	$281

  *Free cash flow = Net cash provided by operating activities - Capital expenditures

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In millions)

	Nine Months Ended
	October 1, 2011	October 2, 2010
Operating
Net earnings attributable to Motorola Solutions, Inc.	$974	$341
Earnings (loss) attributable to the noncontrolling interests	(6)	5
Net earnings	968	346
Earnings from discontinued operations, net of tax	407	263
Earnings from continuing operations	561	83
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities:
Depreciation and amortization	273	257
Non-cash other charges (income)	40	(60)
Share-based compensation expense	123	108
Gain on sales of investments and businesses, net	(21)	(44)
Loss from the extinguishment of long-term debt	81	12
Deferred income taxes	30	398
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	82	(80)
Inventories	(37)	(90)
Other current assets	(6)	(53)
Accounts payable and accrued liabilities	(230)	182
Other assets and liabilities	(93)	(242)
Net cash provided by operating activities from continuing operations	803	471
Investing
Acquisitions and investments, net	(26)	(7)
Proceeds from sales of investments and businesses, net	1,064	238
Capital expenditures	(103)	(111)
Proceeds from sales of property, plant and equipment	6	27
Purchases of Sigma Fund investments, net	225	30
Proceeds from sales (purchases) of short-term investments, net	6	(6)
Net cash provided by investing activities from continuing operations	1,172	171
Financing
Repayment of short-term borrowings, net	—	(5)
Repayment of debt	(617)	(484)
Contribution to Motorola Mobility	(3,275)	—
Issuance of common stock	148	152
Purchase of common stock	(744)	—
Excess tax benefits from share-based compensation	39	—
Distribution from discontinued operations	102	644
Net cash provided by (used for) financing activities from continuing operations	(4,347)	307
Discontinued Operations
Net cash provided by operating activities from discontinued operations	65	847
Net cash used for investing activities from discontinued operations	(8)	(160)
Net cash used for financing activities from discontinued operations	(102)	(644)

Effect of exchange rate changes on cash and cash equivalents from discontinued operations	45	(43)
Net cash provided by (used for) financing activities from discontinued operations	—	—

Effect of exchange rate changes on cash and cash equivalents from continuing operations	(51)	30
Net increase (decrease) in cash and cash equivalents	(2,423)	979
Cash and cash equivalents, beginning of period	4,208	2,869
Cash and cash equivalents, end of period	$1,785	$3,848

Financial Ratios:
Free cash flow*	$700	$360

*Free	cash flow = Net cash provided by operating activities - Capital expenditures

Motorola Solutions, Inc. and Subsidiaries

Segment Information

(In millions)

Summarized below are the Company’s Net sales and Operating earnings by reportable segment for the three and nine months ended Ocobter 1, 2011 and October 2, 2010.

Net Sales

	Three Months Ended

	October 1, 2011	October 2, 2010	% Change
Government	$1,379	$1,267	9%
Enterprise	726	641	13%
Company Total	$2,105	$1,908	10%

	Nine Months Ended

	October 1, 2011	October 2, 2010	% Change
Government	$3,876	$3,661	6%
Enterprise	2,093	1,837	14%
Company Total	$5,969	$5,498	9%

Operating Earnings

	Three Months Ended

	October 1, 2011	October 2, 2010	% Change
Government	$185	$159	16%
Enterprise	68	52	31%
Company Total	$253	$211	20%

	Nine Months Ended

	October 1, 2011	October 2, 2010	% Change
Government	$388	$352	10%
Enterprise	192	125	54%
Company Total	$580	$477	22%

Motorola Solutions, Inc. and Subsidiaries

Non-GAAP Adjustments Bridge

(In millions, except per share amounts)

	Three Months Ended October 1, 2011			Three Months Ended October 2, 2010
	GAAP Results	Non-GAAP Adjustments and Discontinued Operations	Non-GAAP Results	GAAP Results	Non-GAAP Adjustments and Discontinued Operations	Non-GAAP Results
Net sales	$2,105	$—	$2,105	$1,908	$—	$1,908
Costs of sales	1,045	6	1,039	944	11	933
Gross margin	1,060	(6)	1,066	964	(11)	975

Selling, general and administrative expenses	475	29	446	457	22	435
Research and development expenditures	272	10	262	262	11	251
Other charges	10	10	—	(17)	(17)	—
Intangibles amortization	50	50	—	51	51	—
Operating earnings	253	(105)	358	211	(78)	289

Other income (expense):
Interest expense, net	(18)	—	(18)	(29)	—	(29)
Gain on sales of investments and businesses, net	2	—	2	4	—	4
Other	—	—	—	6	—	6
Total other income (expense)	(16)	—	(16)	(19)	—	(19)

Earnings from continuing operations before income taxes	237	(105)	342	192	(78)	270

Income tax expense (benefit)	84	(35)	119	203	115	88
Earnings (loss) from continuing operations	153	(70)	223	(11)	(193)	182

Earnings (loss) from discontinued operations, net of tax	(24)	(24)	—	123	123	—
Net earnings	129	(94)	223	112	(70)	182

Less: Earnings attributable to noncontrolling interests	1	—	1	2	—	2
Net earnings attributable to Motorola Solutions, Inc.	$128	$(94)	$222	$110	$(70)	$180
Earnings (loss) from continuing operations, net of tax	$152	$(70)	$222	$(13)	$(193)	$180
Earnings (loss) from discontinued operations, net of tax	(24)	(24)	—	123	123	—
Net earnings	$128	$(94)	$222	$110	$(70)	$180

Earnings per common share
Basic:
Continuing operations	$0.45	$(0.21)	$0.66	$(0.04)	$(0.58)	$0.54
Discontinued operations	(0.07)	(0.07)	—	0.37	0.37	—
	$0.38	$(0.28)	$0.66	$0.33	$(0.21)	$0.54
Diluted:
Continuing operations	$0.45	$(0.20)	$0.65	$(0.04)	$(0.58)	$0.54
Discontinued operations	(0.07)	(0.07)	—	0.37	0.37	—
	$0.38	$(0.27)	$0.65	$0.33	$(0.21)	$0.54
Weighted average common shares outstanding
Basic	335.4	335.4	335.4	334.1	334.1	334.1
Diluted	339.5	339.5	339.5	334.1	334.1	334.1

Percentage of Net Sales*
Net sales	100%		100%	100%		100%
Costs of sales	49.6%		49.4%	49.5%		48.9%
Gross margin	50.4%		50.6%	50.5%		51.1%

Selling, general and administrative expenses	22.6%		21.2%	24.0%		22.8%
Research and development expenditures	12.9%		12.4%	13.7%		13.2%
Other charges	0.5%		0.0%	-0.9%		0.0%
Intangibles amortization	2.4%		0.0%	2.7%		0.0%
Operating earnings	12.0%		17.0%	11.1%		15.1%

Other income (expense):
Interest expense, net	-0.9%		-0.9%	-1.5%		-1.5%
Gain on sales of investments and businesses, net	0.1%		0.1%	0.2%		0.2%
Other	0.0%		0.0%	0.3%		0.3%
Total other income (expense)	-0.8%		-0.8%	-1.0%		-1.0%
Earnings from continuing operations before income taxes	11.3%		16.2%	10.1%		14.2%
Income tax expense (benefit)	4.0%		5.7%	10.6%		4.6%
Earnings (loss) from continuing operations	7.3%		10.6%	-0.6%		9.5%

Earnings (loss) from discontinued operations, net of tax	-1.1%		0.0%	6.4%		0.0%
Net earnings	6.1%		10.6%	5.9%		9.5%

Less: Earnings attributable to noncontrolling interests	0.0%		0.0%	0.1%		0.1%
Net earnings attributable to Motorola Solutions, Inc.	6.1%		10.5%	5.8%		9.4%

* Percentages may not add up due to rounding

Motorola Solutions, Inc. and Subsidiaries

Operating Earnings after Non-GAAP Adjustments

Q1 2011

		TOTAL	Government	Enterprise
Net sales		$1,856	$1,189	$667
Operating earnings		$168	$98	$70
Above-OE non-GAAP adjustments by P&L statement line:	Statement Line
Reorganization of business charges	Cost of sales	3	3	—
Stock-based compensation expense	Cost of sales	3	2	1
Stock-based compensation expense	SG&A and R&D	36	24	12
Reorganization of business charges	Other charges (income)	5	5	—
Intangibles amortization expense	Intangibles amortization	50	1	49
Less: Total above-OE non-GAAP adjustments		97	35	62
Operating earnings after non-GAAP adjustments		$265	$133	$132

Operating earnings as a percentage of net sales - GAAP		9.1%	8.2%	10.5%
Operating earnings as a percentage of net sales - after non-GAAP adjustments		14.3%	11.2%	19.8%

Q2 2011

		TOTAL	Government	Enterprise
Net sales		$2,008	$1,308	$700
Operating earnings		$159	$105	$54
Above-OE non-GAAP adjustments by P&L statement line:	Statement Line
Stock-based compensation expense	Cost of sales	5	3	2
Stock-based compensation expense	SG&A and R&D	34	23	11
Legal matters, net	Other charges	48	32	16
Reorganization of business charges	Other charges	17	10	7
Pension plan adjustments, net	Other charges	(9)	(6)	(3)
Intangibles amortization expense	Intangibles amortization	50	1	49
Less: Total above-OE non-GAAP adjustments		145	63	82
Operating earnings after non-GAAP adjustments		$304	$168	$136

Operating earnings as a percentage of net sales - GAAP		7.9%	8.0%	7.7%
Operating earnings as a percentage of net sales - after non-GAAP adjustments		15.1%	12.8%	19.4%

Q3 2011

		TOTAL	Government	Enterprise
Net sales		$2,105	$1,379	$726
Operating earnings		$253	$185	$68
Above-OE non-GAAP adjustments by P&L statement line:	Statement Line
Stock-based compensation expense	Cost of sales	6	4	2
Stock-based compensation expense	SG&A and R&D	39	26	13
Reorganization of business charges	Other charges	10	7	3
Intangibles amortization expense	Intangibles amortization	50	1	49
Less: Total above-OE non-GAAP adjustments		105	38	67
Operating earnings after non-GAAP adjustments		$358	$223	$135

Operating earnings as a percentage of net sales - GAAP		12.0%	13.4%	9.4%
Operating earnings as a percentage of net sales - after non-GAAP adjustments		17.0%	16.2%	18.6%

Motorola Solutions, Inc. and Subsidiaries

Non-GAAP Adjustments (Intangibles Amortization Expense, Stock-Based Compensation Expense and Highlighted Items)

Q1 2011

Highlighted Items	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Intangibles amortization expense	Intangibles amortization	$50	$18	$32	0.09
Stock-based compensation expense	Cost of sales, SG&A and R&D	39	11	28	0.08
Reorganization of business charges	Cost of sales and Other charges (income)	8	4	4	0.02
Reduction in deferred tax valuation allowance	Income tax benefit	—	244	(244)	(0.71)

Total continuing operations impact		$97	$277	$(180)	$(0.52)

Q2 2011

Highlighted Items	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Debt extinguishment loss	Other income (expense)	$81	$30	$51	0.14
Intangibles amortization expense	Intangibles amortization	50	18	32	0.09
Legal matters, net	Other charges	48	18	30	0.08
Stock-based compensation expense	Cost of sales, SG&A and R&D	39	12	27	0.08
Reorganization of business charges	Other charges	17	4	13	0.04
Pension plan adjustments, net	Other charges	(9)	2	(11)	(0.03)

Total continuing operations impact		$226	$84	$142	$0.40

Q3 2011

Highlighted Items	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Intangibles amortization expense	Intangibles amortization	50	18	32	0.09
Stock-based compensation expense	Cost of sales, SG&A and R&D	45	14	31	0.09
Reorganization of business charges	Other charges	10	3	7	0.02

Total continuing operations impact		$105	$35	$70	$0.20